UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2000
Date of Report (Date of earliest even reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

In connection with our third quarter results, we are updating our risk factors and restating them in plain English. A copy of the press release concerning these results is attached as an exhibit to this report.

1. General information about these risk factors and our company.

1.1 These risk factors contain important information about our business and you should read them carefully.

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks should actually occur, our business, prospects, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock. We furnish you these risk factors to describe how you may be financially hurt by owning our common stock rather than how you may be financially benefited by taking a short position in our common stock or by taking any other position which results in profits upon a drop in the common stock price. If you are in a short position you face different risks that are not contemplated in this document.

1.2 You should read these risk factors together because many risks are connected to other risks.

You should look at all of the risk factors in total. Some risk factors may stand on their own. Some risk factors may affect (or be affected by) other risk factors. For example, the risk factor relating to our possible inability to properly forecast our customer demand would likely result in excess inventory, which is another risk factor. You should not assume we have identified these connections.

1.3 We may fail to identify all the risks affecting our business.

We identify known risks and uncertainties in this document. However, we may not know all the risks which could affect our business. Our inability or failure to recognize a risk is itself a risk factor.

1.4 We may not update these risk factors in a timely manner.

We intend to periodically update and describe these and future risk factors in our quarterly reports filed with the Securities and Exchange Commission. However, you should not assume that we will always update these and future risk factors in a timely manner. We are not undertaking any obligation to release publicly any updates of risk factors to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

1.5 We divided our company into two separate businesses.

We have separated our business into essentially two areas. Our main or core business is the production of tape drives and libraries. We develop, manufacture and sell tape drives and tape libraries for data backup. We also sell tape media and provide repair services for these products.

Our newer business, through our wholly-owned subsidiary, CreekPath Systems, Inc. ("CreekPath"), is the design and management of hardware and software packages using switched Fibre Channel storage area networks (SANs) at Internet data centers and creating essentially outsourced virtual private storage pools.

1.6 Our separate businesses have different factors affecting the market valuations, which could affect our stock price.

The market price of our common stock may reflect different methods of valuing our core business and the business of CreekPath. Our business valuation involves, among other things, comparing us to other publicly-traded tape drive and automation manufacturers, as well as computing a ratio of our market price to earnings. Because CreekPath is a new company with no significant financial history, its future potential as well as comparisons to other companies operating similar businesses involving the Internet may determine its valuation. Analysts may value CreekPath's business higher than our core business, even though it has smaller assets and revenues than Exabyte. The occurrence of any risk factors described below could materially and adversely affect the market price of our stock. Depending on the valuation of CreekPath, any risk factor affecting CreekPath may disproportionately impact the market price of our common stock.

2. General information and risk factors regarding our core business.

2.1 History and general information regarding our tape drives.

Exabyte Corporation was founded in 1985--originally to produce tape drives that backed up or archived computer data. Our tape drives were modified versions of the video camcorder mechanisms produced by Sony Corporation. We produced the electronics that allowed these devices to store data rather than video pictures. Our manufacturing process was simple. We would combine these modified consumer decks with our electronic boards and test the product. We succeeded because we leveraged off of a mass-produced video deck and engaged in little manufacturing. This allowed us to produce a lower-cost product with ten times more data capacity than any other technology at that time.

We decided in the early 1990's that our market required a more rugged deck mechanism that was designed for heavy commercial use rather than for more occasional consumer use. As a result, we began designing our own tape deck mechanism, expecting to manufacture the mechanism ourselves, and offered this drive (called Mammoth) for sale in 1995. We invested heavily in designing, developing and manufacturing the drives. This investment included acquiring our German subsidiary, Exabyte Magnetics GmbH ("EMG"), to supply a key component of our product. During this time we became much more vertically integrated and developed a more expensive infrastructure.

Our business was hurt by two things during this period. First, Quantum Corporation introduced a competitive tape drive using different tape technology, referred to as DLT. The DLT tape drive provided data capacities and data transfer rates exceeding those of our original tape drive products. Second, we introduced our Mammoth tape drive in late 1996, over a year later than our anticipated introduction. When Mammoth was finally introduced, it was only marginally competitive against the DLT products. As a result, we lost a significant amount of market share and felt significant pricing pressure at the same time as we funded our manufacturing and other infrastructures. This combination of decreasing revenues and increasing fixed costs resulted in declining profits and significant operating losses.

We continued in the tape drive business believing that our Mammoth technology represented an entire platform of products (called "MammothTape™") rather than a single product. We began developing the first follow-on product for the MammothTape™ platform. This product, known as M2™, was introduced in late 1999. Unlike the original Mammoth drive, which was marginally competitive when it was introduced, we believe M2™ competes well in the current market and should compete strongly in the near-future market, especially as part of an automated solution (more fully described in the automation discussion below). Of course M2™ may not be as competitive as we believe. This is a risk you should consider, along with the other risks described below.

We are also engaging third party partners to assist us in designing, developing and manufacturing our products. The most significant partner is Hitachi Corporation ("Hitachi"). Our history with Hitachi goes back many years. They currently supply the drive mechanism for our Eliant™820 tape drive. More recently we have engaged Hitachi to jointly develop the follow-on MammothTape™ platform products. Hitachi will also manufacture our future tape drives and some of the components. Significantly, Hitachi produces the scanner mechanism for our M2™ drive. Previously, EMG produced this component for us, but we are phasing out that operation because of Hitachi's new scanner supplier role. We further expect that Hitachi will jointly develop and manufacture most, if not all, of our future drive products. There are many risks associated with outsourcing the development and manufacture of products or product components. Many of these risks are highlighted in other parts of this risk factor section.

2.2 General information regarding our tape drive libraries.

We design, develop, manufacture, sell and support data storage libraries. These libraries incorporate one or more tape drives and multiple media cartridges to provide much higher data capacities and, with more than one drive, higher data transfer rates. For example, we have one library that holds up to ten of our tape drives and two hundred media cartridges.

We began this part of our business in the early 1990's when we introduced library products incorporating our own tape drives. We later produced libraries incorporating competitors' tape drives, primarily Quantum's DLT tape drives. We now offer library products incorporating DLTtape™, IBM's LTO® tape drive and Sony's AIT tape drive.

Our original success in our library business was hurt because we did not automate competitive tape drives until much later than many of our competitors. We lost some business opportunities in that segment. At the same time we were losing market share in the tape drive market, which hurt the sales of our library products incorporating our tape drives.

We believe that one of our competitive advantages lies with the physical dimensions of our tape drives and media cartridges. They are smaller than some of our competitors' drives. This smaller size means we can place more drives and media cartridges in the same library size. For example, the same library described above which holds ten of our drives and two hundred media cartridges is also offered in a DLTtape™ version. That library holds only six DLTtape™ drives and ninety media cartridges.

We are engaging a third party manufacturer, Shinei Sanyo Corporation ("Shinei Sanyo") to manufacture part or all of our library products. There are risks associated with outsourcing the development and manufacture of products or components. Many of these risks are highlighted below.

2.3 General information regarding our media and support services.

We sell consumables for our products, including media and cleaning cartridges. We obtain these products from third parties. We also service and support our products ourselves as well as through third parties, including IBM Global Services, Inc. and Anacomp International TSG.

2.4 Risk factors affecting our core business.

Our M2™ tape drive is currently important to our success.

We believe that our success currently depends largely on our M2™ tape drive. In turn, the success of M2™ depends, among other things, on:

-	customer acceptance;
-	supply capacity;
-	customers transitioning from our earlier products to M2™;
-	OEM qualification and adoption; and
-	media availability.

Risk factors relating to these matters are discussed below.

Our future products are important to our success.

We believe our future success depends on M3™ and future generations of MammothTape™ products, as well as future library products. The success of these future products depends, among other things, on:

-	timely development;
-	customer acceptance;
-	supply capacity;
-	customer transition to these future products;
-	OEM qualification and adoption; and
-=	media availability.

Risk factors relating to these matters are discussed below.

If companies introduce new technologies, our products may become obsolete.

Technology usually changes and advances quickly in the high technology industry. In order to successfully compete in this industry, our future products must apply and extend our current technology, as well as keep pace with new technology developments.

Although tape has historically been the preferred medium for data storage backup, companies are developing new technologies for this market. Some of the new technologies are:

-	Optical Disk (including three dimensional Optical Disk)
-	Optical Tape
-	DVD
-	Holographic Storage
-	Magnetic Optics

We may also experience competition from new storage architectures, such as storage area networks, network attached storage and virtual storage.

If any new technology offers users the same or greater benefits than tape, tape technology could become obsolete. In order to compete under market pressures, we must be able to adapt our technologies to changes in an efficient, cost-effective manner. Our inability to adapt would severely harm our competitive position and our results of operations.

Developing and introducing our products into the market in a timely manner is important.

Accurately timing the release of new products is important to the sales of existing products. Likewise, prematurely withdrawing an existing product could result in revenue loss from that product, and delaying the withdrawal of a product could result in excess product inventory. We constantly evaluate our product life cycles. Any timing mistakes or inability to successfully introduce a new product could adversely affect our results of operations.

We previously experienced problems introducing Mammoth on time and may experience similar problems with future products.

As previously stated, we brought our Mammoth drive to market late and as a result lost market share and credibility with our customers. Although we have made gains in both market share and credibility with the successful introduction of our M2™ tape drive, we may experience development and/or manufacturing problems with our future MammothTape™ products that would delay their introduction. A late introduction for either tape drive may again affect our market share position and/or credibility.

We automated competitive technology late and may experience market share loss if we cannot automate new competitive technology in a timely manner.

We lost market share in the library market because we delayed our decision to automate competitive technologies. Our inability to successfully automate future technologies could again negatively affect our library market share position.

We may encounter difficulties manufacturing M2™ because of its complex design.

The MammothTape™ platform designs are extremely complex. One of the dilemmas we encounter with a complex design is difficulty transferring the design into an efficient and cost effective manufacturing process. When we encounter these kinds of manufacturing problems, we must make changes to the product design. Implementing these changes can be troublesome and costly and could cause additional design or manufacturing flaws. Any difficulties manufacturing our products or designing our products for manufacturing could harm our results of operations.

An inability to obtain components from our suppliers would affect our ability to manufacture our products.

We obtain all the components to make our products from third parties. A shortage of any component would directly affect our ability to manufacture the product. Some key components, such as scanners and recording heads, are developed and manufactured to our specifications, which make it difficult for us to quickly find another supplier for these components if we experience a supply shortage. There are long lead-times associated with the availability of many components that make obtaining these components sometimes difficult. For example, the ASIC chips we use in our MammothTape™ products are produced from several suppliers. However, because it takes many months to qualify suppliers to produce ASIC chips for us, any shortfall or inability to obtain an adequate supply of ASIC ships from any of our current suppliers would adversely affect our results of operations.

We depend on sole source suppliers, which exposes us to many risks.

We rely heavily on sole-source suppliers (one supplier providing us with one or more components) to develop and/or manufacture critical components to use in our tape drives or libraries. If a sole-source supplier is unable to provide us with a sufficient supply of their components we may be unable to manufacture the drive or library. This could cause us to delay or cancel shipments, which would adversely affect our results of operations.

In addition, by relying on sole-source suppliers, we may see a reduction in our level of control over many component items, including:

-	delivering components on schedule;
-	manufacturing a high number of components for delivery;
-	maintaining the highest possible quality when manufacturing the components; and
-	managing the costs of manufacturing the components.

Hitachi is one of our primary sole source suppliers. They supply us with many key components for our M2™ and Eliant™ 820 tape drives. We have contracts with Hitachi to develop, manufacture and supply these components. However, the contracts do not necessarily guarantee that the components will be continuously supplied to us at a reasonable cost. Additionally, if Hitachi makes an error in manufacturing a component, we may be unable to incorporate the components into our drives. If any of these or nd future MammothTape™ tape drives. We may also be unable to manufacture our M2™ or Eliant™820 tape drives. Any material issues that may arise with Hitachi could adversely affect our sales and therefore our results of operations.

We rely on third party manufacturers, which may weaken our intellectual property protection, create a reliance on the manufacturers to produce our products, or expose us to foreign regulations.

We rely on a number of third party manufacturers for various stages of our manufacturing process, particularly the early stages. This practice may impair our ability to establish, maintain or achieve adequate product design standards or product quality levels.

Much of our third party manufacturing utilizes proprietary technology. To protect our proprietary information, we may extend licenses to our third party manufacturers. However, we cannot assure that our third party manufacturers will adhere to the limitations or confidentiality restrictions of their license.

Our third party manufacturers may develop processes related to manufacturing our products independently or jointly with us. This would increase our reliance on these manufacturers or may require us to obtain a license from them. We may be unable to obtain a license on terms acceptable to us, if at all.

Many of our third party contracts are with manufacturers outside the United States. In addition to typical market risks associated with utilizing third party manufacturers, contracting with foreign manufacturers subjects us to additional exposures, including:

-	political instability;
-	currency controls and fluctuations;
-	tariffs, customs and other duties; and
-	import controls, trade barriers and other trade restrictions and regulations.

Additionally, domestic federal and state agency restrictions imposed by the Buy American Act or the Trade Agreement Act may apply to our products manufactured outside the United States.

We may be unable to increase our product production to meet sudden, unexpected demands.

Demand by original equipment manufacturers ("OEMs") for our M2™ tape drives could increase suddenly. We, our suppliers and third party manufacturers may be limited in our ability to meet a sudden significant increase in demand due to limitations in manufacturing capacity and long lead times to acquire certain parts. If our suppliers and third party manufacturers are not able to meet the increased demand, our inability to fulfill our customers' orders could adversely affect our results of

Our inability to obtain enough media could inhibit our production and sales of our tape drives and associated libraries.

We depend on a continuous supply of AME (Advanced Metal Evaporative) media to use with our products. We cannot sell our products, or grow our product lines without a sufficient supply of AME media. Currently, we source AME media from three suppliers:

-	Matsushita Electric Industrial Co. Ltd. ("MEI");
-	TDK Corporation ("TDK"); and
-	Sony Corporation ("Sony").

If these suppliers cannot provide us with enough high-quality, competitively priced media, we may have to delay or cancel product shipments and/or orders. We may also have to delay future product introductions. Our inability to sell or introduce our products would materially and adversely affect our competitive position as well as our results of operations.

Our M2™ tape drives and associated libraries specifically depend on AME media with SmartClean™ technology. Even with multiple media suppliers, we may not receive enough AME media with SmartClean™ to fill current or backlog orders for products and media. Should this happen, we may have to delay or cancel M2™ tape drive and/or library shipments and orders. This would materially and adversely affect our results of operations.

The storage backup market is very competitive and may cause us to decrease our product pricing or affect our product sales.

The tape storage market is highly competitive and subject to rapid technological changes. We currently expect competition to increase. The tape storage market has experienced a number of consolidations, increasing our competitive pressures. Competitive pressures impact us in many ways, including:

Price Erosion. Price erosion of our products has occurred in the past and is likely to occur again in the future.

Loss of Market Share. We have lost market share to competitors in the past. We cannot assure that we will not lose additional market share in the future.

Additionally, some of our competitors have financial, technical, manufacturing and marketing resources that are much greater than our own. These competitors may devote their superior resources to aggressively marketing their own storage technologies. These technologies may be equivalent or superior to our own technologies, or may render some of our products non-competitive or obsolete. In order to compete under these pressures, we must adapt our technologies to these changes in an efficient, cost-effecti

Our M2™ tape drive faces significant competition from current and announced tape drive products offered by Quantum, Tandberg, Sony and the LTO® Consortium (IBM, Hewlett Packard and Seagate). The specification of some of the announced drives show greater data capacities and transfer rates than M2™.

Our other tape drives and robotic tape libraries face competition from companies offering 8mm, half-inch, 4mm and mini-cartridge products. Significant competition may also develop from companies offering erasable and non-erasable optical disks.

We rely on the sales to a small number of customers for a large portion of our overall sales.

We market our products worldwide to OEMs and resellers. We also provide repair services directly to OEMs and to our resellers' customers.

OEMs incorporate our products into their own systems. We work closely with our OEMs during early product development stages to help our products readily integrate into the OEM's systems.

Our reseller customers purchase products to resell to end users. They may also provide other services, including:

-	distributing our products to other resellers;
-	offering financing to end users;
-	offering value-added products and/or services to end users.

The following chart expresses the year-to-date sales percentages of our three largest customers:

Ingram Micro	18%
TechData	13%
IBM	12%
____
43%

We have customers who are also competitors, including IBM with their LTO® tape drive and Advanced Digital Information Corporation with their library products.

We do not require minimum purchase obligations from our customers. They may also cancel or reschedule orders at any time without significant penalty. Losing one or more key customers would adversely affect our results of operations. A key customer canceling orders or decreasing the volume in orders would adversely affect our results of operations. Contractually, our reseller customers may return a portion of their Exabyte product inventory as part of their stock rotation rights.

In the past, we have experienced delays in receiving purchase orders and, on occasion, anticipated orders have either not materialized or been rescheduled because of changes in customer requirements. These types of changes from our key customers may cause our revenue to change significantly from quarter to quarter. If the change involves higher-margin products, then the impact is greater on the results of operations.

Our product sales depend heavily on OEM qualification, adoption and integration. Many reseller and smaller OEM customers delay their orders until key OEMs adopt and integrate our products. Our competitive position and results of operations may be significantly harmed if a key OEM failed to adopt and integrate our products.

We have announced adoption of M2™ by several OEM customers, but our success depends on additional OEMs adopting M2™.

Our markets tend to be volatile.

Our product demand depends substantially on the purchases and use of work stations, mid-range computer systems and network servers. These markets tend to be volatile and subject to market shifts, which we may be unable to determine in advance. A slowdown in the demand for these types of products could materially affect our business. Any demand weakness affecting sales in the reseller channel, which generally represents higher margin sales, could have a greater impact on our results of operatio

Rapid business and product transitions could create a strain on our resources. We are experiencing a period of rapid business and product transition. We must address the complexities of developing, manufacturing and servicing multiple products. Our products incorporate several different technologies and are sold through multiple marketing channels.

Dealing with this transition has placed a significant strain on our management, operational and financial resources. We will probably continue to see a strain on our management, operational and financial resources because of these transitional issues. We must continually implement and improve our operational, financial and information systems to manage our business transition. We must also effectively and efficiently expand, train and manage our employees.

We sometimes base our market demand decisions on market demand forecast reports, which may or may not be accurate. This may create insufficient or excessive inventories and disproportionate overhead expenses. Particularly, short order lead-times of reseller sales limits our ability to forecast.

Some of our customers may require us to maintain inventory for them at a third-party warehouse. We would own this inventory until the supplier physically pulled it from the inventory stock. This may increase our overhead costs, including additional costs for:

-	shipping the product to the warehouse;
-	maintaining the inventory stock; and
-	paying any carrying costs required to house our inventory in the warehouse.

We may be unable to pass these costs to the customer. Absorbing the additional costs would harm our results of operations.

We may have to increase our own inventory levels to comply with customers' inventory requirements. We may be unable to adequately manage any increased inventory levels, which may cause us to incur special charges on our books, take an inventory write-down or establish additional inventory reserves. Doing so would adversely affect our results of operations.

We face many challenges in effectively managing our inventory, which may materially affect our results of operations if we do not manage them properly. These challenges include:

-	keeping inventory levels low;
-	managing unexpected increases in inventory due to stock rotation obligations or cancelled orders;
-	meeting changing product demands;
-	transitioning our product lines effectively; and
-	successfully introducing new products.

Particularly, introducing new products (by us or our competitors) may negatively affect our product inventory value by requiring us to write down or make allowances for inventory devaluation, which may materially affect our results of operations. In the past we have experienced special charges and write downs which harmed our results of operations. In the future we may again incur special charges or make allowances for an inventory devaluation that will materially affect our results of operations.

Our operating results may be affected if our products fail to perform according to their specifications.

Our products provide end users the ability to backup their data. If the tape backup fails, the end user could suffer a significant loss of operations. We carry error and omission liability insurance coverage to protect us from the financial risks of this type of claim by our end users. However, if a claim exceeded our insurance coverage, it could adversely impact our operating results. The failure of our products to properly back up an end users data could also create a loss of confidence in o t the sale of current and future products.

We experience risks regarding our efforts to outsource manufacturing.

We are currently transferring portions of our manufacturing process to Hitachi and Shinei Sanyo. We plan to complete the transfer by July 2001. We successfully outsourced the manufacturing of our first tape drive products (the 8200 and 8500 series) to Sony. While we were successful with that outsourcing effort, we may be unsuccessful with our current outsourcing effort. For example we were unsuccessful last year when we outsourced our worldwide repair services to Magnetic Data Technologies, LL vice function back in-house.

Transferring our manufacturing to a third party takes many months and involves moving large quantities of precision equipment and extensively training employees. Due to the time and expenses involved, and the inability to easily move the manufacturing to another party, we heavily depend on the third party manufacturer for our products. If Hitachi or Shinei Sanyo cannot meet our product demand, our results of operations would be harmed. If Hitachi or Shinei Sanyo cannot or will not implement product chang be unable to fill customer orders. This would materially and adversely affect our results of operations. Our dependence on third party manufacturers can also adversely affect our ability to negotiate the terms of our future business relationships with these parties.

When we complete the transfer of tape drive manufacturing to Hitachi, they will be our sole source manufacturer for our tape drives. Their inability to successfully manufacture the tape drives or manufacture enough tape drives to meet our customer demand would adversely affect our results of operations.

If Hitachi cannot successfully manufacture our tape drives, transferring the manufacturing process back to Exabyte or to another third party manufacturer would significantly impact our ability to fill customer orders and would harm our results of operations.

When we complete the manufacturing transfer to Shinei Sanyo, they will manufacture some of our tape libraries, making them our sole source manufacturer for these libraries. The same risks we incur with Hitachi (set out above) apply to our sole-source manufacturing relationship with Shinei Sanyo.

During the transition period, we must maintain manufacturing capability at our Boulder, Colorado facilities, the Hitachi facilities in Japan and the Shinei Sanyo facilities in Singapore. There are several factors that would increase our expenses during the transition period, including:

-	maintaining a double infrastructure;
-	creating additional tooling;
-	adding additional technical personnel; and
-	creating additional inventory.

Expense increases for these or any other reasons could harm our results of operations. Upon completion of the transfer to these third parties, we may be unsuccessful in reducing our infrastructure costs at our facilities, which would cause us to incur higher total operation costs.

We highly value our proprietary information, including trade secrets, patents and manufacturing processes. We make every effort to protect these assets. Transferring our manufacturing to a third party requires us to share some of this proprietary information with our third party manufacturer. This would weaken our protection of our proprietary information and could harm our future results of operations.

3. General information and risk factors concerning CreekPath Systems, Inc.

3.1 General information regarding the history and status of CreekPath.

CreekPath was founded to deliver a managed storage utility to Internet-based businesses. In particular, CreekPath addresses the unique storage and data management issues faced by web-based businesses, including the need for continuous storage availability and rapid growth. CreekPath's philosophy is to use the existing and rapidly growing infrastructure of the Internet data centers, rather than build from the ground up.

CreekPath obtained its initial assets, including intellectual property from us, and we also provided funding to CreekPath for its initial business activities in exchange for common and preferred stock of CreekPath. We have an agreement with CreekPath providing currently that we will loan CreekPath up to $2,000,000. At October 15, 2000, CreekPath had borrowed approximately $1,300,000.

3.2 Risk factors affecting CreekPath.

CreekPath has a limited operating and financial history which makes evaluating its business difficult.

CreekPath began operations as a separate company in January 2000, and began offering its managed data storage services in August 2000. Currently, it operates in two data centers. Its revenues depend on securing customers for its storage services. CreekPath has limited historical financial data. The combination of its limited operating history and the emerging nature of the market for its services, makes it difficult to evaluate CreekPath's business and prospects.

CreekPath will soon require additional outside financing, which it may not be able to obtain.

Because of our limited resources, CreekPath will need outside funds at some time in the fourth quarter of 2000. CreekPath currently plans to obtain, and is pursuing, additional funding of debt and/or equity from external sources. If CreekPath issues additional equity, it will dilute our existing equity interest in CreekPath, possibly below 50%, and may also affect our control of CreekPath. Any debt instruments or preferred stock issued by CreekPath may also have rights senior to our ownership qual to or senior to our ownership of CreekPath preferred stock. If CreekPath were for any reason unable to raise outside funds, CreekPath would need to revise its business plan. Any lack of outside funding could limit CreekPath's ability to operate and expand its business and could possibly affect its ability to continue in business.

The storage service provider (SSP) market is new and may not grow or be sustainable.

Potential customers may choose not to purchase storage services from a third party provider due to concerns about security, reliability or other matters. It is possible that CreekPath's services may never achieve market acceptance. Furthermore, CreekPath incurs operating expenses based largely on anticipated revenues that are difficult to predict for a number of reasons, including the fact that the SSP market has only recently emerged. If this market does not develop, or develops more slowly t ness, results of operations and financial condition will be harmed.

CreekPath has never been profitable and may never become profitable.

CreekPath has never been profitable, and has incurred losses since inception. As of September 30, 2000, it has incurred losses of approximately $3.1 million. CreekPath has fixed expenses, and will probably continue incurring significant expenses such as:

-	increasing capital;
-	infrastructure;
-	sales and marketing;
-	product development; and
-	administrative.

At September 30, 2000, CreekPath operated in two data centers. CreekPath intends to establish a presence in over 20 data centers during 2001 and will incur substantial costs in doing so. CreekPath believes that it will continue to incur losses on a quarterly and annual basis for the foreseeable future. It will need to generate significantly higher revenues, mainly by achieving sufficient storage capacity utilization, in order to become profitable. Factors materially and adversely affecting CreekPath's busin
-	Revenues growing more slowly than anticipated,
-	storage capacity utilization not meeting anticipated levels;
-	operating or capital expenses increasing more than expected; or

CreekPath relies on other parties' infrastructures to deliver its services.

To be successful, CreekPath must provide its customers with secure, efficient and reliable data storage services. It relies on the capacity, scalability, reliability and security of network infrastructures operated by third party Internet data centers (to transmit information to and from its storage infrastructure), as well as its own storage infrastructure, to deliver these services in a manner that its customers may access easily and without disruption to their businesses. To meet these cust t protect its storage infrastructure, and it relies on certain third parties to protect their network infrastructures, against damage caused by occurrences such as:

-	human error;
-	physical or electronic security breaches;
-	fire, earthquake, flood and other natural disasters;
-	power loss; and
-	sabotage and vandalism.

Damage done by these disasters or other unanticipated problems at its data center partners could include:

-	service interruptions;
-	significant damage to equipment; or
-	loss of customer data.

Any widespread loss of services could slow customer adoption of its services or cause damage to its reputation, which would seriously harm its business.

A breach of security would cause harm to CreekPath's reputation and results of operations.

CreekPath's customers rely on it for the secure storage and transmission of their data. While its software incorporates certain security features, CreekPath also relies to a large degree on the security measures provided by its data center partners. Third parties may attempt to breach the security mechanisms in place both in its software and in the third parties' data centers. If they are successful despite all of the security measures, they could obtain, destroy or damage confidential and oth customers. CreekPath may be liable to its customers for any breach in its security, and any such breach could harm its reputation. CreekPath's failure to prevent security breaches may materially and adversely affect its reputation and operating results.

CreekPath's services can be affected by errors or defects in the infrastructure and technology for the services.

CreekPath's data storage services are highly technical for several reasons, including:

-	the nature of CreekPath's storage infrastructure is sophisticated;
-	the networks and infrastructures used by CreekPath belong to third parties; and
-	the technology used by CreekPath and its customers is very complex.

In the future, CreekPath's services may be adversely affected by errors and defects in its infrastructure and technology and the infrastructure and technology of its data center partners. If it cannot efficiently fix errors or other identifiable problems, it could experience:

-	loss of or delay in revenues and loss of market share;
-	loss of customers and credibility;
-	failure to attract new customers or achieve market acceptance;
-	increased costs;
-	diversion of development resources; and
-	legal actions by customers.

Any one or more of these results could be very costly and, if not quickly remedied, cause serious harm to its business.

CreekPath faces direct and indirect competition.

Several companies directly compete with CreekPath in the SSP market. CreekPath anticipates that some of these companies will not succeed and others will consolidate with larger companies.

In addition to companies directly competing with CreekPath in the SSP market, CreekPath faces competition from storage hardware and software vendors, which sell storage products or consulting services but do not offer managed storage services. Many of these vendors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than it has. Many of these vendors also have more extensive customer bases, broader customer relationships and bro , including relationships with many of its current and potential customers. In addition, such hardware and software vendors may choose to develop managed storage services which compete directly with CreekPath. CreekPath has strategic relationships with several vendors, which could be discontinued if the vendor began offering competing managed storage services.

Additionally, several Internet data centers provide storage services to their customers. CreekPath could face competition from the very data centers in which it provisions its services.

CreekPath could lose customers or fail to achieve a significant market share from increased competition. Additionally, while it expects the costs of the components of its solutions to decrease, price competition, particularly from competitors with greater resources, could cause actual price reductions to outpace its expected cost reductions. Any of these results could seriously harm its business and financial condition.

CreekPath relies on other companies for their infrastructure.

CreekPath depends on other companies to supply key components of its storage infrastructure (hardware and software), which, in the quantities and quality it demands, are available only from a limited number of suppliers. Any interruption in its ability to obtain these products and materials, or comparable quality replacements, would substantially harm its business and results of operations.

CreekPath's success depends in part on developing strategic alliances with key Internet data centers and others.

Because CreekPath intends to use existing high-bandwidth infrastructures operated by third parties, its ability to penetrate the SSP market depends heavily on developing strategic alliances with key Internet data centers. In addition, it has formed strategic relationships, both formally and informally, with various hosting service providers, hardware and software vendors and other suppliers for joint marketing and storage component purchases. It plans to maintain these relationships and seek n arrangements in the future. An inability to continue these relationships and to develop other similar relationships in the future may adversely affect CreekPath's ability to quickly penetrate the SSP market.

Changing or new standards or technology may render CreekPath's services obsolete.

The SSP market is characterized by rapid technological change and frequent new product and service introductions. In developing its services, CreekPath has made, and will continue to make, assumptions about the standards that its customers and competitors may adopt. If at any time the standards become different from those CreekPath promotes or supports, market acceptance of its services may be significantly reduced or delayed and its business will be seriously harmed. Competitors may introduce gies that are better than CreekPath's or that gain greater market acceptance, and new industry standards may emerge. If CreekPath cannot respond quickly to such developments, its services may become obsolete, which would materially harm its business and results of operations.

CreekPath must continue to develop new features for its service offerings.

CreekPath's current and prospective customers may require features and capabilities that its current services do not have. To achieve market acceptance for its services, it must anticipate and adapt to customer requirements and offer services that meet customer demands in an effective and timely manner. It intends to continue to invest in its engineering and technology development. The development of new or enhanced services is a complex and uncertain process that requires the accurate anticip et trends. CreekPath may experience design, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new services as well as enhancements to its existing services. CreekPath must manage the transition from older services to new or enhanced services in order to minimize disruption in customer ordering patterns and ensure service delivery meets anticipated customer demand. CreekPath's failure to anticipate and meet changing customer requirements or to effectiv ervices would materially adversely affect its business, results of operations and financial condition.

CreekPath's success depends on hiring qualified employees in sales and other areas..

CreekPath's services require a sophisticated sales effort targeted at a limited number of key people within its prospective customers' organizations. It relies on both its internally developed sales force and the sales force of its data center partners. Because the market for its services is new, many prospective customers are unfamiliar with the services it offers. As a result, its sales effort requires highly trained sales personnel. CreekPath must expand its marketing and sales organization f its services to a greater number of organizations and, in turn, to generate increased revenues. CreekPath is currently increasing and developing its direct sales force. Competition for these individuals is intense, and CreekPath may be unable to hire the kind and number of sales personnel it needs. Moreover, after it hires these individuals, they require extensive training in its data storage services. If CreekPath is unable to expand its direct and indirect sales operations and train new sales personnel be unable to increase market awareness and sales of its services, which may prevent it from achieving and maintaining profitability.

As of September 30, 2000, CreekPath employs 34 people and plans to hire an additional 75 by the end of the second quarter of 2001. Most of the hiring will happen in the near future. CreekPath operates in an area where the labor market is tight and fiercely competitive. This affects compensation rates and the ability to attract and retain employees, which may impact CreekPath's sales and operations.

CreekPath anticipates consolidations of the SSP market which may cause a decline in fees.

CreekPath anticipates significant consolidation of the SSP market in the near future. The corresponding pressure to decrease the fees for its services could adversely affect its revenues and its gross margin if it outpaces cost reductions. CreekPath expects that the capital costs associated with its data storage services will decline over time as a result of factors such as:

-	technological advances in:
	--	storage hardware;
	--	storage software;
	--	storage network management software; and
	--	data transmission media and protocols.
-	availability of fiber and related bandwidth.

CreekPath's costs may not decline at the same rate as its prices. If it cannot sell its services at acceptable prices, or if it fails to offer additional services with sufficient profit margins, its revenue growth will slow and its business and financial results will suffer.

4. Other risks associated with our and CreekPath's businesses.

4.1 Risks associated with our financing arrangements.

Our compliance with loan covenants may affect our other business activities.

In May 2000, we entered into a new bank line of credit agreement with Congress Financial Corporation. We can borrow up to the lesser of 80% of eligible accounts receivable (as defined in the agreement) or $20.0 million. This loan is secured by our accounts receivable and inventory, as well as certain intangible assets. This loan agreement contains a number of covenants that, among other things:

-	restrict certain financial and other activities;
-	requires us to maintain a minimum net worth; and
-	eliminates the borrowing line if we experience any material adverse change.

Any breach of a covenant or default can materially and adversely affect our liquidity and our financial condition. Because of the covenants and conditions to borrowing, our line of credit may not always be available to us.

We may need additional equity or other financing arrangements.

Our cash balance has declined over the last few years primarily because of

-	losses;
-	expenditures for new products and products under development and
-	other capital expenditures.

We believe that our existing cash balances and our bank line of credit can fund our working capital and cash requirements through at least fiscal 2000. If we grow our revenues and become profitable again, then we may not need additional outside financing. On the other hand, we still need some cash for unexpected needs, as well as product research and development efforts. Also, if revenues decline for any reason or our losses increase, we would need to obtain outside financing to fund our current operations. ploring outside funding opportunities, including equity or debt arrangements. We prefer the sale of equity. However, any sale of equity will dilute existing equity interests. Issuing debt instruments or preferred stock may create rights senior to our common stock and may have burdensome terms.

Funding CreekPath's operations may adversely affect our existing financial resources.

There are many competing needs for our limited cash resources, including fulfilling our financial support obligations to CreekPath. We have currently committed to loan CreekPath a total of $2 million. They have already borrowed approximately $1,300,000. CreekPath may never repay this loan. Additionally, we may loan additional money or services to CreekPath. We may also convert our loans to CreekPath into equity instead of requiring CreekPath to repay the loan in cash. These possibilities may f sources that we could apply to other parts of our business.

4.2 We and CreekPath depend on key employees to develop, introduce and sell our products.

Losing or failing to recruit a key employee could:

-	delay product development schedules;
-	interrupt team continuity;
-	result in losing proprietary information to competitors or other third parties;
-	adversely affect our results of operations.

We have lost key employees and applicants for key positions to our competitors (including to local start-up companies) and other companies. We and CreekPath expect to lose key employees in the future, despite implementing incentive programs designed to retain and recruit employees.

4.3 We may experience fluctuations in our common stock price.

The price and value of high technology stock fluctuates greatly. Many high technology companies experience drastic changes in market price and volume, often unrelated or disproportionate to the company's operating performances.

Our stock has experienced these wide fluctuations, and they will likely continue in the future. We believe the reasons for fluctuations include:

-	CreekPath's performance;
-	quarterly variations in operating results;
-	progress or lack of progress in developing our M2™ and follow-on tape drives; and
-	announcements of technological innovations or new products by us or our competitors.

The market value of our stock has dramatically fluctuated in the past and is likely to fluctuate in the future, particularly when the expectations of investors and market analysts fall below or above their outlook. Our results of operations in the past have been both below and above investor's and market analyst's expectations. Any deviation had and could again have an immediate and significant impact on the market price of our stock.

Other factors that could have an immediate and significant impact on the market price of our common stock include:

-	disclosing our business prospects assessment;
-	our competitors announcing new products; and
-	fluctuating conditions in the computer market.

4.4 We and CreekPath may experience fluctuations in our quarterly results of operations.

Our and CreekPath's future operating results may fluctuate from quarter to quarter for various reasons. For example, the markets we and CreekPath serve are subject to substantial market shifts. We and CreekPath may be unable to determine these market shifts in advance.

In addition, our and CreekPath's operations and revenues experience substantial fluctuations from period to period because of:

-	delays in product or service introductions;
-	industry shifts;
-	product price erosion; and
-	general economic conditions affecting our customers' orders.

4.5 United States tax and securities agencies, as well as foreign regulations affect our financial reporting obligations.

SEC and FASB interpretations may affect how we state our results of operations.

During the last several years the Securities and Exchange Commission ("SEC") and Financial Accounting Standards Board ("FASB") have issued a number of new accounting rule interpretations. These interpretations have addressed such topics as:

-	revenue recognition;
-	accounting for stock options and stock-based compensation;
-	accounting for derivatives or hedging instruments.

These interpretations have dramatically impacted some companies which were forced to restate previously reported results of operations because the interpretations rendered their previous accounting practices invalid. In some cases, the company's stock price decreased significantly as a result.

We continually review new interpretations as they are introduced. We currently believe our accounting practices are unaffected by the interpretations. However, if our current accounting practices conflict with any new interpretations we may have to restate our earnings.

Foreign tax regulations require arm's-length transactions between us and our subsidiaries.

We have subsidiaries located in Scotland, Holland, Germany, Singapore, Japan and Canada. Tax regulations in the United States and these foreign countries require transactions between us and our subsidiaries to take place in an arm's-length manner. The IRS and its foreign counterparts have increased their focus on this issue in recent years. Penalties arising from misapplying these laws are material. Consequently, we have performed numerous formal transfer pricing studies to ensure the document ny dealings is adequate. The IRS has audited our tax records through 1997 and had not proposed any adjustments in the way we structure our arm's-length transactions. However, foreign taxing authorities could examine these same transactions and assert that we have not complied with their tax laws relating to intercompany transfer pricing.

4.6 Factors that may generate litigation.

Someone may infringe on our proprietary rights, or we may infringe on someone else's proprietary rights.

We and CreekPath rely on a combination of methods to protect our proprietary rights, including:

-	patents;
-	copyrights;
-	trade secret protections;
-	non-disclosure agreements; and
-	license agreements.

Although we file patent applications for our products, patents may not issue from these applications, or they may not be broad enough to protect our technology. Someone may also challenge, invalidate or circumvent our patents. Sometimes other companies and individuals assert that our patents infringe their proprietary rights. Occasionally, third parties ask us to indemnify them from infringement claims. Defending these infringement claims may result in long and costly litigation.

Although we may try to secure a license from third parties to protect our technology, we may not succeed. This may adversely affect our results of operations.

We and CreekPath implement measures to protect our proprietary rights. We and CreekPath intend to defend ourselves against infringement claims. However, protecting these rights is sometimes difficult. Some foreign laws may not fully protect these rights.

We design our own mechanized deck assembly incorporated in our MammothTape™ products. Because we do not obtain the design of this deck from a third party, we do not benefit from supplier indemnification should an infringement claim arise. Manufacturing and/or selling our MammothTape™ drives may infringe on someone else's proprietary rights, even though we have taken appropriate measures to avoid it.

When CreekPath began operating as a wholly-owned subsidiary, we provided them with certain intellectual property pertaining specifically to its operations. The valuation of CreekPath depends on the ownership of this intellectual property.

Any lawsuits by shareholders can affect our operations.

Many companies, directors, and officers in our industry have been subjected to class action and shareholder derivative suits filed in federal and state courts. These suits generally allege that the defendants failed to adequately disclose certain risks associated with their business. Our involvement in a class action or shareholder derivative suit could materially affect our results of operations, specifically because of large legal costs incurred defending such actions. Other factors affectin lude:

-	diverting management's attention from the business to the suit; or
-	paying a judgement or settlement arising from the suit.

In 1993, we successfully defended a series of class actions at an immaterial cost. We believe there are no current or pending securities related actions against Exabyte at this time.

4.7 We face risks associated with operating or conducting business in foreign countries.

We obtain some of our product components from foreign businesses.

Our future operating results depend on key components, products and subassemblies that are or may be manufactured in Japan, Germany, The Netherlands, China, Singapore, Indonesia, or Malaysia. Because we depend on foreign sourcing for our key components, products and subassemblies, our results of operations may be materially affected by:

-	fluctuating currency exchange rates;
-	Europe's conversion to the euro;
-	foreign government regulations;
-	foreign exchange control regulations;
-	import/export restrictions;
-	foreign economic instability;
-	adverse exchange movement of the U.S. dollar versus the Japanese yen or other currency; and
-	tariffs and other trade restrictions by the U.S. government on products or components shipped from foreign sources.

We sometimes enter into foreign currency forward contracts to hedge our purchases of certain inventory components from Japanese suppliers. Other contractual arrangements may also be made, exposing us to additional foreign exchange rate risks.

We sell our products to foreign customers, and our customers sell their products to their foreign customers.

Our international sales make up approximately one-third of our total revenue. Direct international sales will probably continue to represent a significant portion of our revenue. In addition, many of our domestic customers ship a significant portion of our products to their customers in foreign countries.

Although a very small percentage of these sales are denominated in foreign currencies, they are subject to foreign exchange rate fluctuations. This could impact our results of operations. Currency fluctuations may also affect the volume of sales denominated in U.S. dollars to overseas foreign customers because the exchange rates affect the costs of our products to foreign customers.

Our sales are also subject to risks common to export activities, including:

-	government regulations;
-	tariffs;
-	import/export restrictions;
-	environmental restrictions; and
-	foreign exchange control regulations.

Additionally, our foreign sales may also be subject to export licensing requirements. Trade legislation in either the U.S. or other countries, such as a change in the current tariff structures, export compliance laws or other trade policies, could adversely affect our ability or our customer's ability to sell our products abroad.

Some of our subsidiaries operate in foreign countries.

We have subsidiaries in The Netherlands, Germany, Japan, Canada and Singapore. These subsidiaries operate under their respective local currencies. Consequently, foreign exchange rates between the U.S. dollar and the local currency affect any amounts paid or owed to a subsidiary. These subsidiaries also operate under their respective local law. This may complicate enforcing our legal rights in these countries.

Several factors may increase our subsidiary costs and affect our results of operations, including:

-	fluctuating currency exchange rates;
-	foreign government regulations;
-	difficulties in collecting international accounts receivable; and
-	difficulties in enforcing intellectual property rights.

We are exposed to certain market risks in the ordinary course of business.

We may occasionally enter into foreign currency forward contracts anticipating movements in the dollar/yen exchange rate. These contracts hedge the purchase of inventory components from Japanese manufacturers. Hedging is when we enter into contracts for the future purchase of yen. In these contracts, we typically establish maturity dates within six months of the purchase date. In circumstances where we defer the timing of hedged purchases, we extend the contract maturity dates to cover the def tanding hedging contracts as of September 30, 2000.

4.8 We have measures to deter a hostile takeover or change in control.

We have taken a number of actions which may deter a hostile takeover or delay or prevent a change in control, even one that could result in a premium payment to the stockholders for their shares or that might otherwise be benefit the stockholders.

We have adopted a stockholder rights plan that may substantially dilute the stock ownership position of a person attempting to acquire Exabyte on terms our Board does not approve. In addition, our Restated Certificate of Incorporation and By-laws contain provisions which may delay or prevent a change in control. These provisions include:

-	classifying the Board into three tiers;
-	authorizing the Board to issue preferred stock without stockholder approval,
-	authorizing the Board to determine voting rights and other provisions of the preferred stock;
-	requiring stockholders actions take place at a meeting of stockholders and not by written consent;
-	requiring advance notice of stockholder proposals and director nominations;
-	providing that only the Board may increase the authorized number of directors; and
-	requiring that special stockholder meetings may be called only by the Chairman of the Board, President or majority of directors.

On January 26, 1996, the Compensation Committee approved, and the Board adopted, a severance compensation program ("Severance Program") giving officers and other key employees severance payments if they are dismissed within one year after certain changes in control occurred. The Severance Program provides for a severance payment in varying amounts, not to exceed 12 months of compensation, depending upon:

-	the time of the change in control; and
-	the position level of the terminated officer or employee.

The Severance Program further allows, in certain circumstances, accelerating the vesting of outstanding and unexercised stock options held by the officer or employee.

4.9 We and CreekPath rely on our IT systems to operate our businesses.

We and CreekPath rely on certain information technology (IT) systems and resources to operate our critical business processes, including:

-	engineering design process;
-	manufacturing and services;
-	sales orders, shipping, customer information, technical support and other sales related processes;
-	financial activities, including general ledger and budget reporting; and
-	general day-to-day activities.

The failure of any of the IT systems supporting these functions could significantly impact our and CreekPath's business operations.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

1. Press release dated October 16, 2000.

Exhibit Index
Exhibit Number	Description
99.1	Press Release Dated October 16, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	October 16, 2000	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial and Accounting Officer)